Exhibit 99.1

pingtan marine enterprise LTD. Reports FINANCIAL RESULTS

for the THIRD quarter and NINE months ended September 30, 2014

Company to Hold Conference Call on November 11, 2014, at 9:00 AM ET

FUZHOU, China, November 10, 2014 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its financial results for the third quarter and nine months ended September 30, 2014.

SIGNIFICANT EVENTS

The Company’s significant events for the quarter ended September 30, 2014 and subsequent weeks are as follows:

•	September 3, 2014: The Company announced the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP ("BDO China") as the Company's independent registered public accountants for the year ended December 31, 2014.

•	September 24, 2014: The Company announced that its Board of Directors has decided that the Company will begin paying a quarterly dividend of $0.01 per share, and declared a cash dividend of $0.01 per share of common stock outstanding, payable in cash on or about November 14, 2014 to shareholders of record on October 6, 2014.

•	November 6, 2014: The Company announced a restatement to its annual financial statements for the year ended December 31, 2013 and 2012, and consequently its comparative consolidated interim financial statements for period ended March 31, 2014 and 2013, and June 2014 and 2013.

Third Quarter 2014 Financial Highlights (all results are compared to restatement of the Company unaudited consolidated financial statements prior year period)

•	Revenue from continuing operations (“fishing business”) increased 164.0% to $54.4 million from $20.6 million, primarily due to an increase in sales volume as a result of a larger fleet and an increase in the number of vessels.

•	Gross profit increased 102.9% to $15.5 million from $7.6 million, and gross margin was 28.5% compared to 37.0%, due to the increase in fuel cost and the maintenance fee for fishing vessels and the increase in labor cost.

•	Net income from the fishing business increased 181.4% to $14.2 million, or $0.18 per ordinary share (basic and diluted), from $5.0 million, or $0.06 per ordinary share (basic and diluted).

Third Quarter 2014 Operational Highlights

•	July 2014: The Company announced it has finalized its previously announced joint venture, known as Global Deep Ocean Fishing (Pingtan) Industrial Limited Company, with China Co-op (Hainan) Industry Development Co., Ltd. and Yantai Hengyu Trading Limited. The joint venture, will process, cold storage, and transport deep-ocean fishing products. The two companies under this joint venture will be constructing a fishing processing plant in Fujian Province as soon as all permits are obtained, and will establish selling branches to distribute its fishing products to end markets directly across China.

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November 10, 2014

•	October 2014: The Company announced 3 newly-built fishing vessels were delivered to the Company in September. Each of these vessels is capable of harvesting about 2000 tons annually, and the Company's total current fleet has increased to 129 vessels. These vessels have been placed into the sea for testing with an expected run-in period of 3 - 6 months prior to full operation, and the Company expects these vessels to be in full operation at the beginning of the second quarter of 2015.

•	As of September 30, 2014: Pintan operated 129 vessels during the period. The Company owns 107 trawlers and 2 drifters and has exclusive operating license rights to 20 drifters.

•	Sales volumes in the third quarter of 2014 rose by 143.0% to 15,868,029 kg from 6,530,603 kg in the same period of 2013.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are pleased to continue delivering strong operating results and have achieved triple digit percentage growth for revenue and net income in the third quarter of 2014, which resulted from a 143.0% increase in the sales volumes and increased production capacity attributable to the expansion of our fleet. In September, We further expanded our fleet to 129 vessels through the addition of three new vessels with twice the catching capacity compared to our other trawlers. These vessels have been placed into sea for testing for 3-6 months to go through their initial run-in period, and are fully licensed to fish Indonesian waters. At full operation, each of these three vessels will be capable of harvesting about 2000 tons of fish annually, and we anticipate these new vessels to be in full operation at the beginning of the second quarter of 2015. We believe our long-term investment with China Co-op supports and directs Pingtan to diversify our revenue source and to achieve our goal to sell our products to the end market. Our management team and entire team at Pingtan remain dedicated to building an industry leading position, and committed to delivering significant growth to our investors.”

Third Quarter 2014 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended September 30,
	2014	2013
		(As Restated)*
Fishing Business (continuing operations)
Revenue	$54.4	$20.6
Cost of Revenue	39.0	13.0
Gross Profit	15.5	7.6
Gross Profit Margin	28.5%	37.0%
Net Income from continuing operations	14.2	5.0
Basic and Diluted Weighted Average Shares Outstanding	79.1	79.1
EPS (from continuing operations)(in $)	$0.18	$0.06

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Balance Sheet Highlights

	9/30/2014	12/31/2013
	(Unaudited)	(As Restated)
Cash and Cash Equivalents	$11.8	$8.2
Total Current Assets	65.5	30.7
Total Assets	234.6	170.1

Total Current Liabilities	74.1	50.8
Total Long-term Debt, net of current portion	44.7	54.5
Total Liabilities	118.8	105.3
Total Shareholders’ Equity	115.8	64.8
Total Liabilities and Shareholders’ Equity	234.6	170.1
Book Value Per Share (in $)	$1.46	$0.82

*Consolidated financial statements reflect the restatement of the Company unaudited consolidated financial statements for the three and nine months ended September 30, 2013.

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business for the three months ended September 30, 2014 increased by 164.0% to $54.4 million from $20.6 million for the same period in 2013.

Sales increased primarily as a result of the addition of 66 fishing vessels in June and September 2013, which operated at full capacity in the current period; and the addition of 20 new fishing vessels acquired from Hong Long in December 2013, which began operating in the first quarter of 2014. The average unit selling price increase 8.5% in the third quarter of 2014 compared to the third quarter of 2013.

Sales volume in the third quarter of 2014 rose by 143.0% to 15.9 million kg from 6.5 million kg in the same period of 2013. The Company’s top 6 species of fish sold included: Indian white shrimp, Ribbon fish, Spanish mackerel, Black pomfret, Croaker fish, and Conger eel accounted for about 79.1% of revenue for the three months ended September 30, 2014.

For the nine months ended September 30, 2014, the Company’s revenues increased by 187.0% to $176.9 million from $61.6 million in the first nine months of 2013. The increase was primarily due to higher sales volume as a result of the addition of vessels in 2013, in addition to increases in average unit selling price.

Sales volumes for the nine months ended September 30, 2014, increased by 153.3% to 57.8 million kg from 22.8 million kg in the same period of 2013. The average unit selling price increased 13.3% the nine months ended September 30, 2014 compared to the same period of 2013.

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November 10, 2014

Gross Margin

The Company’s gross margin for its fishing business decreased to 28.5% for the three months ended September 30, 2014, from 37.0% in the prior year period. The decrease was due to the increase in fuel cost and maintenance fees for fishing vessels and an increase in labor cost.

For the nine months ended September 30, 2014, gross margin slightly decreased to 33.1% from 36.1% in the same period of 2013, the decrease was due to the same reasons described above.

Selling Expense

For the three months ended September 30, 2014, selling expense for the fishing business was $0.68 million, or 1.2% of revenue, compared to $0.36 million, or 1.8% of revenue, in the prior year period. The increase was mainly due to business expansion resulting in an increase in storage fees, shipping and handling fees, insurance and other selling expenses consisting of customer services charges, inspection and examination of fishing vessels and advertising expense.

For the nine months ended September 30, 2014, total selling expense increased to $1.9 million from $0.73 million in the same period of 2013.

General & Administrative Expense

For the three months ended September 30, 2014, general and administrative expense for the fishing business was $0.83 million, or 1.5% of revenue, compared to $1.2 million, or 5.7% of revenue, in the prior year period. The decrease was mainly due to business expansion resulted in increase in compensation and related benefits, travel and entertainment expenses, rent and related administrative service charge, offsets by decrease in professional fees associated with the company being a publicly listed company.

For the nine months ended September 30, 2014, total general and administrative expense increased to $2.4 million from $2.3 million in the same period of 2013.

Net Income

Net income from the fishing business for the three months ended September 30, 2014 was $14.2 million, or $0.18 per ordinary share (basic and diluted), compared to $5.0 million, or $0.06 per ordinary share (basic and diluted), in the same period of 2013. The increase was primarily due to the same reasons described above.

For the nine months ended September 30, 2014, the Company’s net income from the fishing business was $52.4 million, or $0.66 per ordinary share (basic and diluted), compared to $17.3 million, or $0.22 per ordinary share (basic and diluted), in the same period of 2013.

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Outlook for 2014

Based on its current fleet capacity, strong demand for fishing products in China and its continued efforts in building market share, the Company reiterated the 2014 net income guidance of between $82 and $87 million, which the Company raised from $80 and $85 million following its second quarter 2014 financial results press release.

Chairman Zhuo concluded, “As the demand for deep ocean seafood continuous to increase, Pingtan has benefitted and is working on increasing its production capacity. In addition, the competitive environment in our industry remains favorable due to high barriers to entry associated with the Ministry of Agriculture that restricted the issuance of new fishing licenses in the Arafura Sea in Indonesia during 2013. We are confident in achieving our 2014 net income guidance of between $82 and $87 million and will stay focused on delivering high quality deep ocean catches and building a leading position in China’s Seafood industry.”

Restatements

The Company restated its previously issued annual financial statements for the years ended December 31, 2013 and 2012, and for the periods ended March 31, 2014 and 2013, and June 2014 and 2013 primarily to reflect 20 fishing vessels leased from a related party pursuant to an operating lease rights agreement at historical cost in property, plant and equipment, clarify certain disclosures, and record other miscellaneous adjustments such as the reclassification of certain balance sheets items and adjustments to depreciation and amortization expense. This restatement had the effect of reducing total assets by $188 million and stockholder’s equity by $187 million at December 31, 2013.

The restatement had a positive impact on the consolidated statement of income for all affected periods. For the year ended December 31, 2013, net income from continuing operations increased by approximately $1.6 million, or $0.01 per basic and diluted share, to $47.1 million, or $0.60 per basic and diluted share.

These restatements are more fully described in a Form 8-K filing that the Company filed on November 10, 2014 with the Securities and Exchange Commission.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on November 11, 2014, at 9:00 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q3-2014. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

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About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Contact:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com

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November 10, 2014

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
		(As Restated)		(As Restated)

REVENUE
Revenue	$54,416,793	$20,576,492	$176,909,177	$51,302,671
Revenue - related party	-	32,615	-	10,338,269

Total Revenue	54,416,793	20,609,107	176,909,177	61,640,940

COST OF REVENUE
Cost of revenue	38,932,806	12,956,478	118,388,729	32,909,027
Cost of revenue - related party	-	20,413	-	6,470,581

Total Cost of Revenue	38,932,806	12,976,891	118,388,729	39,379,608

GROSS PROFIT	15,483,987	7,632,216	58,520,448	22,261,332

OPERATING EXPENSES:
Selling	675,442	362,000	1,914,815	730,734
General and administrative	828,530	1,178,033	2,407,370	2,345,569

Total Operating Expenses	1,503,972	1,540,033	4,322,185	3,076,303

INCOME FROM OPERATIONS	13,980,015	6,092,183	54,198,263	19,185,029

OTHER INCOME (EXPENSE):
Interest income	4,845	2,305	14,016	4,861
Interest expense	(679,484)	(1,414,015)	(3,088,685)	(2,123,800)
Foreign currency transaction gain (loss)	171,058	194,433	(286,576)	(25,972)
Grant income	716,121	168,900	1,240,542	204,492
Investment income	2,399	218	348,382	69,289
Other (expense) income	(424)	7	(335)	2,021

Total Other Income (Expense), net	214,515	(1,048,152)	(1,772,656)	(1,869,109)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	14,194,530	5,044,031	52,425,607	17,315,920

INCOME TAXES	-	-	-	-

NET INCOME FROM CONTINUING OPERATIONS	14,194,530	5,044,031	52,425,607	17,315,920

NET INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX	-	12,362,523	-	39,461,777

NET INCOME	$14,194,530	$17,406,554	$52,425,607	$56,777,697

COMPREHENSIVE INCOME:
NET INCOME	$14,194,530	$17,406,554	$52,425,607	$56,777,697

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	302,391	796,724	(690,948)	6,551,401

TOTAL COMPREHENSIVE INCOME	$14,496,921	$18,203,278	$51,734,659	$63,329,098

BASIC AND DILUTED EARNINGS PER SHARE
From continuing operations	$0.18	$0.06	$0.66	$0.22
From discontinued operations	0.00	0.16	0.00	0.50
Net income	$0.18	$0.22	$0.66	$0.72

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	78,641,031

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	September 30, 2014	December 31, 2013
	(Unaudited)	(As Restated)
ASSETS

CURRENT ASSETS:
Cash	$11,797,659	$8,156,599
Accounts receivable, net of allowance for doubtful accounts	41,566,819	9,133,130
Inventories, net of reserve for obsolete inventories	6,033,328	9,095,736
Prepaid expense	288,292	4,309,574
Prepaid expense - related parties	3,107,842	-
Deferred expense - related parties	2,236,288	-
Advance to suppliers	258,085	-
Other receivable	168,222	11,665

Total Current Assets	65,456,535	30,706,704

OTHER ASSETS:
Long-term investment	19,338,902	3,468,953
Prepayment for long-term assets	28,802,523	33,985,148
Property, plant and equipment, net	120,956,039	101,970,707

Total Other Assets	169,097,464	139,424,808

Total Assets	$234,553,999	$170,131,512

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$312,405	$2,184,964
Accounts payable - related parties	4,343,814	13,807,605
Advance from customers	161,901	297,034
Short-term bank loans	36,071,023	9,085,353
Long-term bank loans - current portion	26,895,700	20,252,077
Accrued liabilities and other payable	4,812,723	4,643,272
Due to related parties	673,348	-
Dividend payable	790,551	-
Deferred grant income	-	520,045

Total Current Liabilities	74,061,465	50,790,350

OTHER LIABILITIES:
Long-term bank loans - non-current portion	44,706,991	54,499,727

Total Liabilities	118,768,456	105,290,077

SHAREHOLDERS' EQUITY:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053
shares issued and outstanding at September 30, 2014 and December 31, 2013)	79,055	79,055
Additional paid-in capital	117,525,377	117,525,377
Accumulated deficit	(12,019,389)	(63,654,445)
Statutory reserve	6,412,892	6,412,892
Accumulated other comprehensive income - foreign currency translation adjustment	3,787,608	4,478,556

Total Shareholders' Equity	115,785,543	64,841,435

Total Liabilities and Shareholders' Equity	$234,553,999	$170,131,512

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2014	2013
(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$52,425,607	$17,315,920
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	4,022,232	1,160,603
Changes in operating assets and liabilities:
Accounts receivable	(32,622,490)	1,568,675
Other receivable	(156,943)	19,657
Prepaid expense	3,956,449	(4,479,159)
Prepaid expense - related parties	(3,111,736)	-
Deferred expense - related parties	(2,239,090)	-
Inventories	2,918,687	(5,191,641)
Advance to suppliers	(258,408)	-
Accounts payable	(1,839,459)	77,561
Accounts payable - related parties	(6,849,973)	494,616
Advance from customers	(130,484)	473,183
Advance from customers - related parties	-	(12,983,365)
Accrued liabilities and other payable	241,133	5,613,387
Due to related parties	23,348	-

NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	16,378,873	4,069,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from government grants for fishing vessels construction	1,195,275	6,224,357
Payment for fishing vessels deposit	-	(3,271,878)
Prepayments made for long-term assets	(22,461,657)	-
Purchase of property, plant and equipment	(1,268,934)	(213,813,927)
Advance to related parties	-	(4,044,837)
Investment in joint venture interest	(15,946,109)	-
Decrease in cash related to sale of subsidiary	-	(76,987,656)

NET CASH USED IN INVESTING ACTIVITIES FOR CONTINUING OPERATIONS	(38,481,425)	(291,893,941)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	44,891,439	43,439,587
Repayments of short-term bank loans	(17,724,568)	(46,996,499)
Proceeds from long-term bank loans	3,742,454	45,889,055
Repayments of long-term bank loans	(5,682,835)	(1,890,743)
Advance from related parties	650,000	3,847,492
Cash acquired in recapitalization	-	3,565,355

NET CASH PROVIDED BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	25,876,490	47,854,247

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net income from discontinued operations	-	39,461,777
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	-	5,756,650
Gain on derivative	-	(1,764,249)
Changes in operating assets and liabilities	-	26,198,314

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(CONTINUED)

	For the Nine Months Ended September 30,
	2014	2013
(As Restated)
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	-	69,652,492

NET CASH PROVIDED BY INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	-	7,624,250

NET CASH USED IN FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS	-	(560,216)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	-	76,716,526

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(132,877)	2,162,371

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,641,060	(161,091,360)

CASH AND CASH EQUIVALENTS - beginning of period	8,156,599	171,923,360

CASH AND CASH EQUIVALENTS - end of period	$11,797,659	$10,832,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid:
From continuing operations
Interest paid	$4,065,601	$2,325,864
From discontinued operations
Income tax paid	$-	$12,814,679
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property, plant and equipment by setting off advance to related parties	$-	$54,882,642
Deposit on setting up joint venture netted of accounts payable - related parties	$-	$6,090,302
Acquisition of property, plant and equipment by decreasing prepayment for long-term assets	$27,099,444	$-
Decrease in cost of property, plant and equipment by proceeds from government grants	$1,195,275	$-
Decrease in cost of property, plant and equipment by recognition of deferred grant income	$512,261	$-